Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2002 Equity Incentive Plan of Kirkland’s, Inc. of our report dated May 2, 2025, with respect to the consolidated financial statements of Kirkland’s, Inc. (now known as The Brand House Collective, Inc.) included in its Annual Report (Form 10-K) for the year ended February 1, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

September 16, 2025